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                                                                    Exhibit 20.1

Partners First Credit Card Master Trust (PRCMT)
Excess Spread Analysis - November 2001

                                                                Delinquencies
                          Monthly     Gross       Net
                 Excess   Payment   Portfolio   Charge-   30-59     60-89      90+ days   3 - mos
                 Spread    Rate       Yield      Offs     days      days                  Average
                 ---------------------------------------------------------------------------------
Series 1998-3
    Oct-01        5.53%    10.26%     19.84%      9.70%   2.06%      1.39%       2.78%     4.48%
    Nov-01        3.46%     9.53%     17.94%     10.29%   2.15%      1.46%       2.68%     4.28%